UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 26, 2013

Applied Micro Circuits Corporation

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-23193	94-2586591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 Moffett Park Drive, Sunnyvale, California 94089

(Address of Principal Executive Offices)

(408) 542-8600

(Registrants telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 26, 2013, Applied Micro Circuits Corporation (“AppliedMicro”) entered into an employment offer letter agreement with Douglas T. Ahrens, pursuant to which Mr. Ahrens will serve as vice president and chief financial officer of AppliedMicro. In that capacity he will also serve as the principal financial officer and chief accounting officer of AppliedMicro. Mr. Ahrens’ officer appointment and employment are expected to commence on or before October 21, 2013.

Mr. Ahrens, age 46, most recently served as vice president of finance at Maxim Integrated, a semiconductor company, which he joined in 2001 as director, business unit finance. Before Maxim Integrated, Mr. Ahrens spent six years with Intel Corporation, a semiconductor company, in a number of financial roles, ultimately serving as worldwide revenue finance manager in the sales and marketing group. Mr. Ahrens holds a Bachelor of Science degree in Mechanical Engineering from the University of California, San Diego, and a Master of Business Administration degree from the Harvard Business School.

In connection with and effective upon Mr. Ahrens’ appointment, Shiva Natarajan will step down as AppliedMicro’s interim chief financial officer, principal financial officer and chief accounting officer, but will continue to serve as AppliedMicro’s vice president and corporate controller.

Mr. Ahrens’ offer letter provides that Mr. Ahrens will be employed by AppliedMicro “at will” and contains the following additional terms:

(1)	He will receive an annual base salary of $320,000;

(2)	He will be eligible to receive annual incentive compensation, currently targeted at 30% of his base salary, pursuant to bonus performance criteria established by the Compensation Committee of the Board of Directors;

(3)	He will receive a grant of 100,000 restricted stock units, or RSUs, vesting over four years subject to his continuous employment, with 25% of the shares subject to the RSUs vesting on the first anniversary of the grant date and 6.25% vesting every three months thereafter. The terms of the RSUs will be governed by the AppliedMicro 2011 Equity Incentive Plan, attached as Annex A to the Definitive Proxy Statement for the 2011 Annual Meeting of Stockholders, filed with the SEC on July 5, 2011 (the “2011 Plan”), and a RSU grant notice to be approved by the Board of Directors;

(4)	He will receive a grant of 100,000 shares of performance-based deferred market stock units, or MSUs. The terms of the MSUs will be governed by the 2011 Plan and a MSU grant notice to be approved by the Board of Directors;

(5)	He will be eligible to participate in the AppliedMicro Executive Severance Benefit Plan, which is filed as Exhibit 10.67 to the Form 8-K filed with the SEC on September 25, 2013, and will be entitled to receive certain additional severance benefits as described in the offer letter;

(6)	He will be eligible to participate in the AppliedMicro 2012 Employee Stock Purchase Plan, which is filed as Annex A to the Definitive Proxy Statement for the 2012 Annual Meeting of Stockholders, filed with SEC on July 5, 2012; and

(7)	He will be eligible to participate in AppliedMicro’s comprehensive benefits programs.

A copy of the offer letter is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The foregoing description of the offer letter is subject to, and qualified in its entirety by, the offer letter.

Mr. Ahrens is also expected to enter into AppliedMicro’s standard officer indemnity agreement, a copy of the form of which is filed as Exhibit 10.2 hereto and incorporated herein by reference, which would require AppliedMicro to indemnify Mr. Ahrens, under the circumstances and to the extent provided for therein, against certain expenses and liabilities incurred by Mr. Ahrens by reason of his position as an officer of AppliedMicro.

A copy of the press release dated October 2, 2013, announcing Mr. Ahrens’ appointment as chief financial officer of AppliedMicro, is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Offer Letter Agreement, dated September 26, 2013, between Applied Micro Circuits Corporation and Douglas T. Ahrens.

10.2	Form of Indemnification Agreement between Applied Micro Circuits Corporation and each of its directors and officers.

99.1	Press Release issued on October 2, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED MICRO CIRCUITS CORPORATION

Date: October 2, 2013	By:	/s/ L. William Caraccio
L. William Caraccio
Vice President and General Counsel

INDEX TO EXHIBITS

10.1	Offer Letter Agreement, dated September 26, 2013, between Applied Micro Circuits Corporation and Douglas T. Ahrens.

10.2	Form of Indemnification Agreement between Applied Micro Circuits Corporation and each of its directors and officers.

99.1	Press Release issued on October 2, 2013.